Exhibit 16.1

April 22, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read OurPet’s statements included under Item 4.01 of its Form 8-K filed on April 16, 2010 and we agree with such statements concerning our firm.

Respectfully yours,

/s/ S.R. Snodgrass, A.C.